Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 8, 2026, by and between GMEX Robotics Corporation, a British Virgin Island company (the “Company”), and the purchasers identified as signatories hereto (the “Purchasers”). The Company and the Purchasers are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, for the aggregate purchase price set forth next on the signature page hereto (the “Subscription Amount”), (i) the number of shares (the “Shares”) of the Company’s Class A ordinary shares (the “Class A Ordinary Shares”) set forth on such signature page, at a purchase price of $1.0692 per Share, and (ii) private warrants, substantially in the form attached hereto as Exhibit A (the “Warrants”), to purchase an aggregate of number Class A Ordinary Shares set forth on such signature page (the “Warrant Shares” and collectively with the Shares and Warrants, the “Securities”), subject to the terms and conditions set forth herein;

WHEREAS, an aggregate of 1,870,558 Shares and 3,741,116 Warrants shall be sold under this Agreement at the Closing in exchange for a $2 million consideration (the “Initial Closing”) and up to another $8 million in subsequent closings within a year from the Initial Closing under the same terms and conditions;

WHEREAS, the offer and sale of the Shares and Warrants are intended to be made in a private placement exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(c) of Regulation D promulgated thereunder;

WHEREAS, the Company is a public reporting company and its Ordinary Shares are listed for trading on The Nasdaq Stock Market LLC, and the Parties intend that the transactions contemplated hereby comply with all applicable Nasdaq rules, including Nasdaq Listing Rule 5635, or be subject to appropriate limitations pending any required shareholder approval; and

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

DEFINITIONS

“Action” means any claim, action, suit, arbitration, mediation, audit, inquiry, investigation, examination, litigation, proceeding or hearing, whether civil, criminal, administrative, regulatory or otherwise, at law or in equity, by or before any Governmental Authority, arbitrator, mediator or self-regulatory organization.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

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“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means the date on which the Closing occurs.

“Class A Ordinary Shares” has the meaning set forth in the recitals.

“Company Counsel Opinion” means the legal opinion of counsel to the Company, dated the Closing Date, addressed to each Purchaser, and covering, subject to customary assumptions, qualifications and limitations, due organization and good standing, corporate power, due authorization, execution and delivery, enforceability of the Transaction Documents, valid issuance of the Shares, due authorization and reservation of the Warrant Shares, no conflict with organizational documents, no governmental consent under federal securities laws or the Company’s jurisdiction of organization other than filings expressly contemplated by the Transaction Documents, exemption from Securities Act registration for the offer and sale of the Securities.

“Disclosure Schedules” means the disclosure schedules delivered by the Company to the Purchaser concurrently with the execution of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of securities (i) under any equity incentive plan or employee equity purchase plan approved by the Board or disclosed in the SEC Reports, (ii) upon conversion, exercise or exchange of securities outstanding as of the date hereof and disclosed in the SEC Reports or the Disclosure Schedules, provided that the terms of such securities are not amended after the date hereof to increase the number of securities issuable thereunder, decrease the exercise or conversion price or otherwise materially alter the terms in favor of the holder, (iii) pursuant to acquisitions, strategic transactions, joint ventures, license arrangements, equipment lease financings, debt financings, commercial relationships or similar transactions approved by a majority of the disinterested members of the Board, provided that the primary purpose is not to raise capital, or (iv) pursuant to the Transaction Documents.

“Filing Deadline” means the 45th calendar day following the Closing Date.

“Governmental Authority” means any federal, state, local, foreign, supranational or other governmental, quasi-governmental, regulatory, judicial or administrative authority, agency, commission, body, court, tribunal, self-regulatory organization, stock exchange or other governmental or regulatory body.

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“Material Adverse Effect” means any event, circumstance, condition, change, development, occurrence or effect that, individually or in the aggregate with all other events, circumstances, conditions, changes, developments, occurrences or effects, has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities, properties, operations, condition (financial or otherwise), operating results or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby; provided, however, that, solely for purposes of clause (i), none of the following, alone or in combination, shall constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect: (A) changes in general economic, credit, capital, debt, banking, securities or financial market conditions, including changes in interest rates, exchange rates or inflation; (B) changes generally affecting the industries or markets in which the Company and its Subsidiaries operate; (C) changes in political, geopolitical, social, regulatory or legislative conditions, including acts of war, armed hostilities, terrorism, sabotage, cyberattack not specifically targeted at the Company, civil unrest, embargoes, sanctions or national or international calamity; (D) pandemics, epidemics, disease outbreaks, public health emergencies, natural disasters, hurricanes, floods, earthquakes, fires or other force majeure events; (E) changes after the date hereof in applicable law, regulation, GAAP or accounting standards, or authoritative interpretations thereof; (F) the announcement, pendency or consummation of the transactions contemplated by the Transaction Documents, including any loss of employees, customers, suppliers, vendors, partners or financing sources resulting therefrom, but this clause (F) shall not apply to any representation or warranty that expressly addresses the consequences of execution, delivery or performance of the Transaction Documents; (G) any action required to be taken by the Company under the Transaction Documents or taken at the written request or with the written consent of the Purchaser; (H) any decline in the trading price or trading volume of the Ordinary Shares, any suspension of trading in securities generally, or any failure by the Company to meet internal or published projections, forecasts, budgets, estimates or expectations, provided that the underlying causes of any such decline, suspension or failure may be considered in determining whether a Material Adverse Effect has occurred unless otherwise excluded by another clause of this definition; or (I) shareholder litigation arising from or relating to the Transaction Documents or the announcement thereof; provided further that the exclusions in clauses (A), (B), (C), (D) and (E) shall not apply to the extent such event, circumstance, condition, change, development, occurrence or effect has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies operating in the industries and geographic markets in which the Company and its Subsidiaries operate.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Proceeding” has the meaning set forth in Section 3.17.

“Purchase Price” means $1.0272, with the Purchase Price for any sales hereunder after the initial Closing being 120% of the closing price of the Class A Ordinary Share on the day immediately preceding such additional Closing. The Purchase Price for the initial Closing shall be payable by each Purchaser within 90 days of the date of the initial Closing.

“Rule 144” means Rule 144 under the Securities Act.

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“Rule 506(c)” means Rule 506(c) under Regulation D.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means all reports, schedules, forms, statements, proxy statements and other documents filed or furnished by the Company with the SEC under the Securities Act or Exchange Act during the twelve months preceding the date hereof, together with all exhibits, amendments and supplements thereto.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in the recitals.

“Subscription Amount” has the meaning set forth in the recitals.

“Subsidiary” means any corporation, limited liability company, partnership, association or other entity of which the Company, directly or indirectly, owns or controls more than fifty percent of the outstanding voting securities or other voting ownership interests, or otherwise has the power to elect a majority of the governing body.

“Transaction Documents” means this Agreement, the Warrants, the Secured Promissory Notes, the Company Counsel Opinion, the transfer agent instructions, the Disclosure Schedules, any accredited investor questionnaire, verification materials, officer certificates and all other agreements, certificates, instruments and documents executed or delivered in connection with the transactions contemplated hereby.

“Transfer Agent” means VStock Transfer, the transfer agent for the Ordinary Shares, or any successor transfer agent.

“Warrants” has the meaning set forth in the recitals.

“Warrant Shares” has the meaning set forth in the recitals.

Article II

PURCHASE AND SALE

Section 2.1 Purchase and Sale of Securities

Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and such Purchaser shall purchase from the Company, the Shares and the Warrants for the applicable Subscription Amount. The allocation of consideration between the Shares and the Warrants shall be as set forth on Schedule 2.1 or as otherwise agreed by the Parties for tax and accounting purposes.

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Section 2.2 Closing

The initial closing of the purchase and sale of the Securities (the “Closing”) shall take place remotely by electronic exchange of documents and signatures on the second Business Day after satisfaction or waiver of the conditions set forth in Articles VII and VIII, or at such other time and place as the Parties may agree in writing.

Section 2.3 Company Deliverables

At or prior to the Closing, the Company shall deliver or cause to be delivered to each Purchaser: (a) evidence reasonably satisfactory to such Purchaser of book-entry issuance of the Shares through the Transfer Agent; (b) a Warrant registered in the name of the Purchaser to purchase Warrant Shares; (c) a duly executed counterpart of this Agreement; (d) a certificate of an executive officer of the Company certifying as to the satisfaction of the conditions set forth in Sections 7.1, 7.2 and 7.3; (e) the Company Counsel Opinion; (f) evidence of submission to Nasdaq of any required listing of additional shares notification; (g) irrevocable transfer agent instructions in customary form; (h) a certificate of good standing of the Company from its jurisdiction of organization, dated not more than five Business Days prior to the Closing Date; (i) certified resolutions of the Board approving the Transaction Documents and the transactions contemplated thereby; and (j) such other certificates, instruments and documents as the Purchaser may reasonably request in connection with the Closing. Notwithstanding anything to the contrary, the certificates evidencing all Shares and Warrants issued in the name of each such Purchaser shall be held by the Company in escrow pending full payment of the Purchase Price therefor. Each Purchaser shall be irrevocable obligated to pay such Purchase Price within 90 days of the initial Closing. In additional to all remedies at contract and law, the Company shall have the right to elect to cancel all such Shares and Warrants with respect to any Purchaser that fails to timely deliver such Purchase Price on or prior to the close of business on such 90th day without notice or consent. Prior to the date of such payment, no Purchaser shall be entitled to sell, transfer, mortgage, or encumber in any way or manner any of the Shares of Warrants (or any Warrant Shares) and shall not be entitled to exercise any such Warrants.

Section 2.4 Purchaser Deliverables

At or prior to the Closing, each Purchaser shall deliver to the Company: (a) the applicable Subscription Amount by wire transfer of immediately available funds to an account designated by the Company or, with respect to the sale and purchase of Shares and Warrants at the initial Closing, by its execution of this Agreement and election provision, to pay 100% of the Purchase Price within 90 days of the initial Closing and delivery of the form of promissory note attached hereto; (b) a duly executed counterpart of this Agreement; (c) a completed accredited investor questionnaire; (d) such written verification materials as the Company or its verification agent reasonably requires to satisfy Rule 506(c); and (e) such other certificates, instruments and documents as the Company may reasonably request in connection with the Closing.

Section 2.5 Use of Proceeds

The Company shall use the net proceeds from the sale of the Securities for working capital, general corporate purposes, acquisitions, product development, sales and marketing, research and development, transaction expenses and such other purposes as are not prohibited by this Agreement, and shall not use such proceeds in violation of applicable law.

Section 2.6 No Escrow Unless Agreed

[Reserved]

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Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the SEC Reports to the extent the relevance of such disclosure to the applicable representation and warranty is reasonably apparent on its face, other than any risk factor, forward-looking statement or other similarly cautionary, predictive or forward-looking disclosure, or as set forth in the Disclosure Schedules, the Company represents and warrants to each Purchaser as follows:

Section 3.1 Organization; Good Standing; Qualification

The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or company or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as described in the SEC Reports. The Company and each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect.

Section 3.2 Subsidiaries

All Subsidiaries of the Company are set forth in the SEC Reports or on Schedule 3.2. Except as disclosed in the SEC Reports or on Schedule 3.2, the Company owns, directly or indirectly, all of the equity interests of each Subsidiary free and clear of any liens, claims, pledges, security interests, restrictions on transfer or other encumbrances, other than restrictions under applicable securities laws and liens that would not reasonably be expected to have a Material Adverse Effect. No Subsidiary is in violation of its organizational documents except as would not reasonably be expected to have a Material Adverse Effect.

Section 3.3 Authorization; Enforcement; Validity

The Company has all requisite corporate or company power and authority to execute, deliver and perform each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Transaction Documents and the issuance and sale of the Securities have been duly authorized by all necessary corporate action on the part of the Company. Each Transaction Document to which the Company is a party has been, or at Closing will be, duly executed and delivered by the Company and constitutes, or at Closing will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and general principles of equity.

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Section 3.4 Valid Issuance; Reservation of Shares

The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all liens and preemptive or similar rights, other than restrictions arising under applicable securities laws and liens created by or through the Purchaser. The Warrant Shares have been duly authorized and reserved for issuance and, when issued upon valid exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable, free and clear of all liens and preemptive or similar rights, other than restrictions arising under applicable securities laws and liens created by or through the Purchaser. The Company has reserved from its duly authorized capital a number of Ordinary Shares sufficient to permit full exercise of the Warrants, subject to any Exchange Cap or shareholder approval provisions set forth herein or in the Warrants.

Section 3.5 Capitalization

The authorized, issued and outstanding capital of the Company is as set forth in the SEC Reports as of the dates reflected therein. Except as disclosed in the SEC Reports or on Schedule 3.5, there are no outstanding options, warrants, convertible securities, subscription rights, calls, puts, preemptive rights, rights of first refusal, anti-dilution rights, registration rights, phantom stock rights, profit participation rights or other rights, agreements or commitments obligating the Company or any Subsidiary to issue, sell, repurchase, redeem or otherwise acquire any equity securities or securities convertible into or exercisable or exchangeable for equity securities. All outstanding shares of capital of the Company have been duly authorized and validly issued and are fully paid and nonassessable. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company that would conflict with or impair the registration rights granted to the Purchaser hereunder.

Section 3.6 No Preemptive Rights; No Shareholder Rights Plan

The issuance and sale of the Securities are not subject to any preemptive, participation, rights of first refusal, anti-dilution, redemption, repurchase, put, call, co-sale or similar rights that have not been duly waived or satisfied. No “poison pill,” shareholder rights plan or similar arrangement is in effect that would be triggered by the execution, delivery or performance of the Transaction Documents or the acquisition or ownership of the Securities by the Purchaser.

Section 3.7 No Conflicts

The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the organizational documents of the Company or any Subsidiary, (ii) conflict with, result in a breach or default under, give rise to any right of termination, amendment, acceleration or cancellation under, or result in the creation of any lien upon any property or asset of the Company or any Subsidiary pursuant to, any material contract, indenture, mortgage, lease, license, permit or other instrument to which the Company or any Subsidiary is a party or by which any of their properties or assets are bound, or (iii) violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary, except in the cases of clauses (ii) and (iii) for such conflicts, breaches, defaults, rights, liens or violations that would not reasonably be expected to have a Material Adverse Effect.

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Section 3.8 Consents and Approvals

No consent, approval, authorization, order, registration, qualification or filing of or with any Governmental Authority or other Person is required for the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities or the consummation of the transactions contemplated thereby, except for (i) filings required under Regulation D and applicable state securities or blue sky laws, (ii) filings required under the Exchange Act, including a Report on Form 6-K, (iii) any notice of additional listing or other submission required by Nasdaq, (iv) filings required in connection with the Registration Statement, and (v) such consents, approvals, authorizations, orders, registrations, qualifications or filings the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 3.9 SEC Reports; Timely Filing

The Company has filed or furnished all SEC Reports required to be filed or furnished by it during the twelve months preceding the date hereof. As of their respective filing or furnishing dates, and, if amended, as of the date of the last amendment filed prior to the date hereof, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act applicable thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company is eligible to use Form S-3 or F-3, as applicable, for a resale registration statement if so indicated on Schedule 3.9; if not so eligible, the Company shall use Form S-1 or F-1, as applicable, until it becomes eligible to use Form S-3 or F-3.

Section 3.10 Financial Statements

The financial statements, including the notes thereto, included or incorporated by reference in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by applicable SEC rules, and fairly present in all material respects the consolidated financial position, results of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited statements, to normal year-end audit adjustments and absence of footnotes.

Section 3.11 Internal Accounting Controls; Disclosure Controls

The Company maintains a system of internal control over financial reporting and disclosure controls and procedures that comply in all material respects with the requirements of the Exchange Act applicable to the Company. Except as disclosed in the SEC Reports, the Company is not aware of any material weakness in its internal control over financial reporting. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act, and the conclusions regarding such effectiveness are disclosed in the SEC Reports to the extent required.

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Section 3.12 Sarbanes-Oxley; Exchange Act Compliance

The Company and, to the Company’s knowledge, its directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder. The Company is not, and has not been during the twelve months preceding the date hereof, an issuer identified by the SEC as having submitted materially deficient certifications under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

Section 3.13 Independent Accountants

The Company’s independent registered public accounting firm is set forth in the SEC Reports. To the Company’s knowledge, such firm is independent with respect to the Company within the meaning of Regulation S-X and the Public Company Accounting Oversight Board standards applicable to the Company.

Section 3.14 Absence of Certain Changes

Since the date of the most recent financial statements included in the SEC Reports, except as disclosed in the SEC Reports or on Schedule 3.14, (i) there has not been any Material Adverse Effect or any event, circumstance, condition, change, development, occurrence or effect that would reasonably be expected to have a Material Adverse Effect, (ii) the Company and its Subsidiaries have conducted their businesses in the ordinary course in all material respects, and (iii) there has not been any material damage, destruction or loss, whether or not covered by insurance, affecting the Company or its Subsidiaries, taken as a whole.

Section 3.15 No Undisclosed Liabilities

Except as disclosed in the SEC Reports or on Schedule 3.15, neither the Company nor any Subsidiary has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company, other than (i) liabilities reflected or reserved against in the financial statements included in the SEC Reports, (ii) liabilities incurred in the ordinary course of business since the date of the most recent balance sheet included in the SEC Reports, and (iii) liabilities that would not reasonably be expected to have a Material Adverse Effect.

Section 3.16 Material Contracts

Each material contract required to be filed as an exhibit to the SEC Reports has been filed as an exhibit thereto or has been incorporated by reference therein. Each such material contract is valid and binding on the Company or the applicable Subsidiary and, to the Company’s knowledge, each other party thereto, and is in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in material breach or default under any such material contract, and, to the Company’s knowledge, no event has occurred that with notice or lapse of time or both would constitute such a breach or default, except as would not reasonably be expected to have a Material Adverse Effect.

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Section 3.17 Litigation

Except as disclosed in the SEC Reports or on Schedule 3.17, there is no Action pending or, to the Company’s knowledge, threatened against or affecting the Company, any Subsidiary, any of their respective properties or assets, or any director or officer of the Company in such capacity, that (i) challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by the Transaction Documents, (ii) adversely affects or would reasonably be expected to adversely affect the legality, validity or enforceability of any Transaction Document, or (iii) would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any outstanding order, writ, judgment, injunction, decree or settlement agreement that would reasonably be expected to have a Material Adverse Effect.

Section 3.18 Compliance with Laws

The Company and each Subsidiary is, and during the twelve months preceding the date hereof has been, in compliance with all applicable laws, rules, regulations, orders, judgments and decrees, including applicable Nasdaq listing standards, except where noncompliance would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice from any Governmental Authority alleging any material violation of applicable law that remains unresolved, except as disclosed in the SEC Reports or as would not reasonably be expected to have a Material Adverse Effect.

Section 3.19 Permits

The Company and each Subsidiary possesses all certificates, authorizations, franchises, licenses, permits, approvals and consents issued by appropriate Governmental Authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess the same would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation, suspension, modification or non-renewal of any such permit, except as would not reasonably be expected to have a Material Adverse Effect.

Section 3.20 Nasdaq Listing; Maintenance Requirements

The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq. Except as disclosed in the SEC Reports or on Schedule 3.20, the Company has not received any written notice from Nasdaq that has not been resolved alleging noncompliance with Nasdaq continued listing requirements. The Company has taken no action designed to terminate the registration of the Ordinary Shares under the Exchange Act or delist the Ordinary Shares from Nasdaq, nor has the Company received written notice that the SEC or Nasdaq is contemplating terminating such registration or listing, except as disclosed in the SEC Reports.

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Section 3.21 No Nasdaq Shareholder Approval; Exchange Cap

Assuming the accuracy of the Purchaser’s representations and warranties, the issuance of the Securities does not require shareholder approval under Nasdaq Listing Rule 5635, except to the extent the issuance of Warrant Shares is limited by the Exchange Cap or conditioned on shareholder approval under this Agreement or the Warrants. The Company shall not issue Securities to the extent such issuance would violate Nasdaq Listing Rule 5635 unless the Company has obtained any required shareholder approval.

Section 3.22 Private Placement; Rule 506(c)

Assuming the accuracy of the Purchaser’s representations and warranties and the Company’s receipt and review of Verification Materials sufficient to satisfy Rule 506(c), the offer and sale of the Securities are exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(c). The Company has taken, or prior to accepting the Purchaser’s subscription will take, reasonable steps to verify that the Purchaser is an accredited investor as required by Rule 506(c). The Company has not accepted, and shall not accept, any subscription in the offering from any Person as to whom the Company has not taken reasonable verification steps sufficient to satisfy Rule 506(c).

Section 3.23 Offering Materials; General Solicitation

Each written communication, presentation, investor deck, term sheet, advertisement, website content or other offering material used by or on behalf of the Company in connection with the offer and sale of the Securities, as of the time used and as of the date hereof, did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except as would not reasonably be expected to result in loss of the Rule 506(c) exemption. The Company has retained copies of all general solicitation materials used in connection with the offering to the extent required by applicable law.

Section 3.24 No Integration

Neither the Company nor any Person acting on its behalf has made, directly or indirectly, any offer or sale of securities or solicited any offer to buy securities under circumstances that would cause the offer and sale of the Securities to be integrated with prior or concurrent offerings in a manner that would require registration under the Securities Act or shareholder approval under Nasdaq rules, except as contemplated by the Transaction Documents.

Section 3.25 No Bad Actor Disqualification

Neither the Company nor, to the Company’s knowledge, any covered person described in Rule 506(d) is subject to any disqualification event that would make Rule 506 unavailable for the offer and sale of the Securities. The Company has exercised reasonable care to determine whether any such disqualification exists and has complied, to the extent applicable, with Rule 506(e).

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Section 3.26 Investment Company

The Company is not, and immediately after giving effect to the sale of the Securities and the application of proceeds thereof will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

Section 3.27 Shell Company Status

The Company is not, and has not been during the applicable period specified in Rule 144(i), an issuer of the type described in Rule 144(i)(1), except as disclosed in the SEC Reports or on Schedule 3.27. If the Company has ever been such an issuer, it has filed current Form 10 information with the SEC and has satisfied the other requirements of Rule 144(i)(2) to the extent applicable.

Section 3.28 No Material Non-Public Information

Except for the existence and terms of the transactions contemplated by the Transaction Documents, the Company has not provided the Purchaser with any material non-public information. The Company shall disclose the material terms of the transactions contemplated hereby in accordance with Section 5.4 so that, following such disclosure, the Purchaser shall not be in possession of material non-public information provided by or on behalf of the Company in connection with the transactions contemplated hereby.

Section 3.29 Intellectual Property

The Company and its Subsidiaries own, possess, license or have other rights to use all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, trade secrets, software, technology, know-how and other intellectual property rights necessary for the conduct of their businesses as currently conducted, except where the failure to own, possess, license or have such rights would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports or on Schedule 3.29, there is no pending or, to the Company’s knowledge, threatened claim alleging that the Company or any Subsidiary infringes, misappropriates or otherwise violates the intellectual property rights of any Person, except as would not reasonably be expected to have a Material Adverse Effect.

Section 3.30 Data Privacy; Cybersecurity

The Company and its Subsidiaries have implemented and maintained commercially reasonable policies and procedures designed to protect the confidentiality, integrity and security of their material information technology systems and data. Except as disclosed in the SEC Reports or on Schedule 3.30, during the twelve months preceding the date hereof, the Company has not experienced any material security breach, ransomware incident, unauthorized access, data loss or other cybersecurity incident that would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with applicable data privacy and cybersecurity laws in all material respects, except as would not reasonably be expected to have a Material Adverse Effect.

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Section 3.31 Taxes

The Company and each Subsidiary has filed all federal, state, local and foreign tax returns required to be filed by it and has paid all taxes shown as due thereon or otherwise due and payable, except for taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or where the failure to file or pay would not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the Company’s knowledge, threatened audits, examinations or assessments by any taxing authority that would reasonably be expected to have a Material Adverse Effect.

Section 3.32 Employee Matters; ERISA

Neither the Company nor any Subsidiary is a party to any collective bargaining agreement, and no labor strike, slowdown, work stoppage or other material labor dispute is pending or, to the Company’s knowledge, threatened, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all applicable labor, employment, wage and hour, employee benefit and workplace safety laws, except as would not reasonably be expected to have a Material Adverse Effect. Each employee benefit plan maintained by the Company or any Subsidiary has been maintained and operated in compliance with applicable law, except as would not reasonably be expected to have a Material Adverse Effect.

Section 3.33 Environmental Matters

The Company and its Subsidiaries are in compliance with all applicable environmental, health and safety laws, have obtained and are in compliance with all permits required thereunder, and have not received written notice of any liability, claim or violation thereunder, except in each case as would not reasonably be expected to have a Material Adverse Effect.

Section 3.34 Title to Assets

The Company and its Subsidiaries have good and marketable title to, or valid leasehold or licensed interests in, all material real and personal property reflected in the SEC Reports as owned, leased or licensed by them or necessary for the conduct of their businesses as currently conducted, free and clear of all liens except permitted liens and liens that would not reasonably be expected to have a Material Adverse Effect.

Section 3.35 Insurance

The Company and its Subsidiaries maintain insurance policies in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of their businesses and the value of their properties, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect. All such policies are in full force and effect, and neither the Company nor any Subsidiary has received written notice of cancellation or non-renewal of any such policy, except as would not reasonably be expected to have a Material Adverse Effect.

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Section 3.36 Related Party Transactions

Except as disclosed in the SEC Reports, there are no transactions, arrangements or relationships involving the Company or any Subsidiary that would be required to be disclosed under Item 404 of Regulation S-K and that have not been so disclosed.

Section 3.37 Brokers; Placement Agents

Except as set forth on Schedule 3.37, no broker, finder, investment banker, placement agent, financial advisor or other Person is entitled to any fee, commission or expense reimbursement in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Subsidiary. The Company shall be solely responsible for any such fees, commissions or expenses payable to any Person engaged by or on behalf of the Company.

Section 3.38 No Stabilization or Manipulation

Neither the Company nor, to the Company’s knowledge, any of its Affiliates has taken, directly or indirectly, any action designed to stabilize or manipulate the price of the Ordinary Shares in violation of applicable law.

Section 3.39 Anti-Corruption; Anti-Money Laundering; Sanctions

Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director, officer, employee, agent or other Person acting on behalf of the Company or any Subsidiary, has, in the past five years, violated applicable anti-corruption, anti-bribery, anti-money laundering or sanctions laws, including the U.S. Foreign Corrupt Practices Act and laws administered by the Office of Foreign Assets Control, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer of the Company or any Subsidiary, is the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

Section 3.40 No Disqualification from Form S-3; Registration Rights

Except as disclosed on Schedule 3.40, the Company is not aware of any fact or circumstance that would reasonably be expected to materially impair its ability to file, have declared effective and maintain the effectiveness of the Registration Statement as contemplated by Article VI. The Company has not granted any registration rights that are senior to or inconsistent with the rights granted to the Purchaser under Article VI, except as disclosed in the SEC Reports or on Schedule 3.40.

Section 3.41 Transfer Taxes

All stock transfer or similar taxes, if any, required to be paid in connection with the issuance and sale of the Securities shall be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes shall be or will have been complied with.

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Section 3.42 Disclosure

The representations and warranties made by the Company in the Transaction Documents, taken together with the SEC Reports, the Disclosure Schedules and any written offering materials furnished by or on behalf of the Company, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth in Article IV.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each Purchaser represents and warrants to the Company as to such Purchaser and only such Purchaser, as follows:

Section 4.1 Organization; Authority

If the Purchaser is an entity, the Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. If the Purchaser is an individual, the Purchaser has full legal capacity to execute, deliver and perform the Transaction Documents.

Section 4.2 Authorization; Enforceability

The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary action. Each Transaction Document to which the Purchaser is a party has been, or at Closing will be, duly executed and delivered by the Purchaser and constitutes, or at Closing will constitute, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and general principles of equity.

Section 4.3 No Conflicts

The execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not conflict with or violate the Purchaser’s organizational documents, if applicable, or any law, order or material agreement binding upon the Purchaser, except as would not reasonably be expected to materially impair the Purchaser’s ability to perform its obligations hereunder.

Section 4.4 Accredited Investor; Rule 506(c) Verification

The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D. The Purchaser has provided, or prior to Closing will provide, such information and documentation as the Company or its verification agent reasonably requests to verify the Purchaser’s accredited investor status in accordance with Rule 506(c). The Purchaser understands that the Company may not accept the Purchaser’s subscription unless the Company has taken reasonable steps to verify such status.

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Section 4.5 Investment Intent

The Purchaser is acquiring the Securities for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Purchaser does not presently have any agreement, arrangement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. Purchaser understands that while the Shares and Warrants will be issued by the Company in the name of the Purchaser, such securities shall be held in escrow by the Company pending full payment therefor, and same is subject to immediate forfeiture at the election of the Company upon Purchaser’s failure to timely pay same, and that such payment obligation is irrevocably made upon execution of this Agreement, and that same in a promise to pay without other condition other than those set forth in this Agreement.

Section 4.6 Restricted Securities

The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any state securities law, and that the Securities may not be offered, sold, pledged, transferred or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act and applicable state securities laws.

Section 4.7 Sophistication; Access to Information

The Purchaser has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby, has had access to the SEC Reports and such other information concerning the Company as it has deemed necessary to make an informed investment decision, and has had the opportunity to ask questions of and receive answers from the Company concerning the Company and the offering.

Section 4.8 Risk of Loss

The Purchaser understands that an investment in the Securities involves a high degree of risk, including the risk of loss of the Purchaser’s entire investment. The Purchaser is able to bear the economic risk of an investment in the Securities for an indefinite period and can afford a complete loss of such investment.

Section 4.9 No Reliance

The Purchaser has independently evaluated the merits and risks of its investment decision. The Purchaser is not relying on any representation, warranty, statement or other information of the Company or any of its representatives, except for the representations and warranties of the Company expressly set forth in the Transaction Documents and the SEC Reports.

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Section 4.10 No General Solicitation Reliance

The Purchaser acknowledges that the offering may involve general solicitation in reliance on Rule 506(c). The Purchaser has not relied on any general solicitation materials other than the written materials, if any, provided by or on behalf of the Company and identified on Schedule 4.10, and has made its investment decision based on its own review of the Transaction Documents, the SEC Reports and such materials.

Section 4.11 Brokers

No broker, finder, investment banker, placement agent, financial advisor or other Person is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

Section 4.12 Residency

The Purchaser’s principal place of business or residence, as applicable, is set forth on the signature page hereto. The Purchaser is not acquiring the Securities as nominee or agent for any Person whose residence or principal place of business would require additional securities law filings or approvals not contemplated by this Agreement.

Section 4.13 No Bad Actor

Neither the Purchaser nor, if the Purchaser is an entity, any Person that would be deemed a beneficial owner of the Purchaser’s Securities for purposes of Rule 506(d), is subject to any disqualification event described in Rule 506(d) that would be required to be disclosed to the Company in connection with the offering.

Section 4.14 Sanctions; AML

The Purchaser is not, and is not acting on behalf of, a Person that is the subject or target of sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority. The funds used to purchase the Securities are not derived from activities that would violate applicable anti-money laundering laws.

Section 4.15 Short Sales; Hedging

The Purchaser has not, directly or indirectly, engaged in any short sale or other hedging transaction with respect to the Ordinary Shares in violation of applicable law during the period commencing when the Purchaser first learned of the transactions contemplated hereby and ending on the date hereof.

Section 4.16 Beneficial Ownership

Immediately prior to the Closing, the Purchaser and its Affiliates beneficially own the number of shares of Ordinary Shares set forth on the Purchaser’s signature page, calculated in accordance with Section 13(d) of the Exchange Act. The Purchaser is not acquiring the Securities with a purpose or effect of changing or influencing control of the Company, except as disclosed to the Company in writing.

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Section 4.17 Legend Acknowledgment

The Purchaser understands that certificates or book-entry statements representing the Securities may bear restrictive legends and that the Company may issue stop-transfer instructions to the Transfer Agent, in each case as contemplated by this Agreement and applicable securities laws.

Section 4.18 No Governmental Review

The Purchaser understands that no federal, state or foreign governmental authority has passed upon or endorsed the merits of the offering or the accuracy or adequacy of the Transaction Documents or any offering materials.

Article V

COVENANTS

Section 5.1 Conduct Before Closing

From the date hereof until the Closing, the Company shall conduct its business in the ordinary course in all material respects and shall not take any action that would reasonably be expected to cause any representation or warranty of the Company to become untrue in any material respect or prevent satisfaction of the conditions set forth in Article VII.

Section 5.2 Further Assurances

Each Party shall use commercially reasonable efforts to take all actions and execute all documents reasonably necessary to consummate the transactions contemplated by the Transaction Documents.

Section 5.3 Reservation of Warrant Shares

For so long as any Warrants remain outstanding, the Company shall reserve and keep available from its authorized but unissued Ordinary Shares such number of shares as is necessary to permit full exercise of the Warrants, subject to any Exchange Cap or shareholder approval provisions set forth herein or in the Warrants.

Section 5.4 Public Disclosure; Form 6-K

On or before 9:00 a.m. New York time on the first Business Day following the date hereof, or such other time as is agreed by the Parties, the Company shall issue a press release and file or furnish a Report on Form 6-K disclosing the material terms of the transactions contemplated hereby and attaching the material Transaction Documents to the extent required by applicable SEC rules. The Company shall provide the Purchaser a reasonable opportunity to review and comment on such disclosure before filing or release.

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Section 5.5 Form D; Blue Sky Filings

The Company shall file a Form D with the SEC within the time required by Regulation D and shall make such state securities or blue sky filings as are required in connection with the offer and sale of the Securities.

Section 5.6 Rule 506(c) Verification Records

The Company shall maintain records of the reasonable steps taken to verify the accredited investor status of each purchaser in the offering and shall not accept any subscription until such verification has been completed to the Company’s reasonable satisfaction. The Purchaser shall cooperate reasonably with the Company and any verification agent in connection with such verification.

Section 5.7 Listing of Shares

The Company shall use commercially reasonable efforts to cause the Shares and the Warrant Shares, when issued (and paid for), to be listed on Nasdaq, subject to official notice of issuance and applicable Nasdaq rules.

Section 5.8 Transfer Agent Instructions; Legal Opinions

The Company shall issue irrevocable transfer agent instructions to the Transfer Agent in customary form. The Company shall cause its counsel to provide any legal opinion reasonably required by the Transfer Agent in connection with issuance of the Shares, issuance of Warrant Shares upon exercise of the Warrants, or removal of restrictive legends from Registrable Securities sold pursuant to an effective Registration Statement or Rule 144, subject to receipt of customary representations and documentation from the Purchaser. All Shares and Warrants issued at the initial Closing pending payment shall be issued with restrictive legend indicating same and stop transfer orders shall be placed on same.

Section 5.9 Legends

In addition to the legends indicated above, the Securities shall bear customary restrictive legends unless the Securities are sold pursuant to an effective Registration Statement, Rule 144 or another available exemption from registration, and the Company has received customary documentation reasonably required by the Company or the Transfer Agent.

Section 5.10 Integration

The Company shall not take any action that would cause the offer or sale of the Securities to be integrated with any other offering in a manner that would require registration under the Securities Act or shareholder approval under Nasdaq rules, except as contemplated by the Transaction Documents.

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Section 5.11 No Material Non-Public Information

Following the public disclosure contemplated by Section 5.4, the Company shall not, and shall cause its officers, directors, employees and agents not to, provide the Purchaser with material non-public information without the Purchaser’s prior written consent.

Section 5.12 Indemnification

The Company and Purchaser shall be afforded the general indemnification rights set forth on Exhibit B hereto.

Section 5.13 Confidentiality

Until the public disclosure contemplated by Section 5.4, the Purchaser shall keep confidential the existence and terms of the transactions contemplated hereby, except that the Purchaser may disclose such information to its representatives who are informed of the confidential nature of such information and are subject to confidentiality obligations or duties.

Section 5.14 Beneficial Ownership Limitation

The Company shall not issue, and the Purchaser shall not have the right to receive, any Ordinary Shares under the Transaction Documents to the extent that, after giving effect to such issuance, the Purchaser and its Attribution Parties would beneficially own in excess of 4.99% or 9.99% of the outstanding Ordinary Shares, as elected by the Purchaser and set forth in the Warrants.

Section 5.15 Lock-up Provisions. The Purchaser agrees that, for a period of twelve (12) months following the Closing Date, the Purchaser shall not, directly or indirectly, offer, sell, contract to sell, pledge, hypothecate, assign, transfer, lend, grant any option, right or warrant to purchase, or otherwise dispose of any Securities, including any Shares, Warrants or Warrant Shares, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Securities, whether any such transaction is to be settled by delivery of securities, in cash or otherwise, without the prior written consent of the Company. Notwithstanding the foregoing, the Purchaser may transfer Securities during such twelve-month period to an Affiliate of the Purchaser; provided that such transferee agrees in writing, in form and substance reasonably satisfactory to the Company, to be bound by the restrictions set forth in this Section 5.16 for the remainder of the lock-up period. Any attempted transfer in violation of this Section 5.16 shall be null and void ab initio, and the Company shall be entitled to instruct the Transfer Agent to decline to register any such transfer.

Section 5.16 Acknowledgement.

The Purchaser acknowledges that, following the Closing, the Company may sell additional Class A Ordinary Shares, with or without warrants or other securities, from time to time on terms substantially similar to those offered hereby, at the same Purchase Price per share offered hereby or at different offering prices based on then-current market prices or other then-prevailing market conditions, as reasonably determined by the Company, in one or more private placements to accredited investors for cash (each a “Subsequent Offering”). If the Company commences any Subsequent Offering at any time or from time to time prior to the second anniversary of the Closing hereunder, the Company shall provide each Purchaser with at least ten (10) Business Days’ prior written notice of such Subsequent Offering, which notice shall set forth the material terms of such Subsequent Offering, including the securities proposed to be sold and the proposed purchase price or pricing formula. Each Purchaser shall have the right, but not the obligation, to participate in such Subsequent Offering on the same terms and conditions offered to other investors therein, subject to compliance with applicable law, the rules of the Principal Market and any applicable ownership or issuance limitations. The parties acknowledge and agree that this Agreement shall be an acceptable form of purchase agreement for any Subsequent Offering, with changes limited to updated representations and warranties based on the then-current circumstances of the Company and the applicable Subsequent Offering, the securities being offered, the applicable offering price or pricing formula, and such other ministerial or conforming changes as are reasonably necessary to reflect the terms of such Subsequent Offering. The rights afforded hereby shall no longer apply after such time as the aggregate subscriptions by the Purchaser, including its Subscription Amount under this Agreement, equals at least $500,000.

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Section 5.17 Fees and Expenses

Except as otherwise provided herein, each Party shall bear its own fees and expenses.

Article VI

[Reserved]

Article VII

[Reserved]

Article VIII

CONDITIONS TO PURCHASER’S OBLIGATIONS

Section 8.1 Representations and Warranties

The Company’s representations and warranties shall be true and correct in all material respects as of the date hereof and as of the Closing Date, except for representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as so qualified, and except for representations and warranties that speak as of a specified date, which shall be true and correct as of such date.

Section 8.2 Performance

The Company shall have performed in all material respects all covenants and agreements required to be performed by it at or before the Closing.

Section 8.3 No Material Adverse Effect

No Material Adverse Effect shall have occurred since the date hereof.

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Section 8.4 No Injunction

No Governmental Authority shall have enacted, issued or entered any law, order or injunction restraining, enjoining or otherwise prohibiting the transactions contemplated hereby.

Section 8.5 Nasdaq

The Ordinary Shares shall be listed on Nasdaq, and the Company shall have submitted any notice of additional listing required by Nasdaq in connection with the issuance of the Securities.

Section 8.6 Legal Opinion

The Purchaser shall have received the Company Counsel Opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser and its counsel.

Section 8.7 Deliveries

The Company shall have delivered all documents and instruments required by Section 2.3.

Article IX

CONDITIONS TO COMPANY’S OBLIGATIONS

Section 9.1 Representations and Warranties

The Purchaser’s representations and warranties shall be true and correct in all material respects as of the date hereof and as of the Closing Date, except for representations and warranties that speak as of a specified date, which shall be true and correct as of such date.

Section 9.2 Performance

The Purchaser shall have performed in all material respects all covenants and agreements required to be performed by it at or before the Closing.

Section 9.3 Payment

The Purchaser shall have delivered the Secured Promissory Notes (and later, as prescribed, the Purchase Price thereunder).

Section 9.4 Investor Documentation

The Purchaser shall have delivered a completed accredited investor questionnaire and verification materials sufficient for the Company to satisfy Rule 506(c).

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Article X

TERMINATION

Section 10.1 Termination Rights

This Agreement may be terminated before the initial Closing: (i) by mutual written consent of the Company and the Purchaser; (ii) by either Party if the initial Closing has not occurred by June 30, 2026, provided that the terminating Party is not in material breach of this Agreement; (iii) by the Purchaser if any condition set forth in Article VII becomes incapable of satisfaction and is not waived by the Purchaser; or (iv) by the Company if any condition set forth in Article VIII becomes incapable of satisfaction and is not waived by the Company.

Section 10.2 Effect of Termination

Upon termination, this Agreement shall be void and of no further force or effect, except that Sections 9.2 and Article X shall survive, and termination shall not relieve any Party from liability for fraud or willful breach occurring before termination.

Article XI

MISCELLANEOUS

Section 11.1 Notices

All notices and other communications hereunder shall be in writing and delivered by hand, email with confirmation of transmission, nationally recognized overnight courier or certified mail to the addresses set forth on the signature pages hereto or such other address as a Party may designate by notice in accordance with this Section.

Section 11.2 Amendments and Waivers

No amendment or waiver shall be effective unless in writing and signed by the Company and the Purchaser. No waiver of any breach shall be deemed a waiver of any other breach or subsequent breach.

Section 11.3 Assignment

Neither Party may assign this Agreement without the prior written consent of the other Party, except that the Purchaser may assign its rights to an Affiliate or permitted transferee of Securities that agrees in writing to be bound by the applicable provisions hereof. Any attempted assignment in violation of this Section shall be void.

Section 11.4 Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 11.5 No Third-Party Beneficiaries

Except for the indemnified parties expressly identified herein, this Agreement is intended solely for the benefit of the Parties and their permitted successors and assigns and does not confer any rights upon any other Person.

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Section 11.6 Governing Law

This Agreement and all claims arising hereunder or relating hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the laws of another jurisdiction.

Section 11.7 Jurisdiction

Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, New York, New York for any action arising out of or relating to this Agreement or the transactions contemplated hereby, and irrevocably waives any objection to venue or inconvenient forum in such courts.

Section 11.8 Waiver of Jury Trial

EACH PARTY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 11.9 Specific Performance

The Parties acknowledge that irreparable harm would occur if any provision of this Agreement were not performed in accordance with its terms and agree that the Parties shall be entitled to equitable relief, including specific performance and injunctive relief, without the necessity of posting bond, in addition to any other remedies available at law or in equity.

Section 11.10 Severability

If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected, and the Parties shall negotiate in good faith to replace such provision with a valid provision that most closely approximates the economic and legal effect of the invalid provision.

Section 11.11 Entire Agreement

The Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, relating to such subject matter.

Section 11.12 Counterparts; Electronic Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures delivered by PDF, electronic signature platform or other electronic means shall be deemed original signatures for all purposes.

Section 11.13 Survival

The representations, warranties, covenants and agreements contained herein shall survive the Closing as prescribed by Exhibit B hereto and covenants that by their terms contemplate performance after Closing shall survive in accordance with their terms.

Section 11.14 Construction

The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship.

[Signature Pages Follow]

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COMPANY SIGNATURE PAGE

IN WITNESS WHEREOF, the Company has caused this Securities Purchase Agreement to be executed by its duly authorized officer as of the date first written above.

GMEX ROBOTICS, INC.

By:
Name:	[●]
Title:	[●]

Address for Notices:
[●]
Email:	[●]

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PURCHASER SIGNATURE PAGE

IN WITNESS WHEREOF, the Purchaser has executed this Securities Purchase Agreement as of the date first written above, and with respect to delivery of the Purchase Price to the extent same is not delivered at the initial Closing here irrevocable and unconditionally promises to pay same in full to the Company on or prior to the close of business on the 90th day immediately following the Closing

PURCHASER: [●]

By:
Name:	[●]
Title:	[●]

Address for Notices:
[●]
Email:	[●]

Principal Place of Business or Residence: [●]

Subscription Amount: $[●]
Shares Purchased: [●]
Warrant Shares: [●]
Existing Beneficial Ownership: [●] shares

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